                                 EXHIBIT 23.1
                             OWENS-ILLINOIS, INC.
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Selected Financial Data."

We also consent to the incorporation by reference in the Registration State-ment (Form S-3 No. 33-51982) of Owens-Illinois, Inc. and in the related Prospectus, in the Registration Statements (Forms S-8 Nos. 33-43559 and 33-57139) pertaining to the Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program; the Amended and Restated Owens-Illinois, Inc., Non-Union Retirement and Savings Plan; the Amended and Restated Owens-Illi-nois, Inc. Supplemental Retirement Plan; and the Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, in the Registration Statement (Form S-8 No. 33-44252) pertaining to the Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., and in the Registration Statement (Form S-8 No. 33-57141) pertaining to the Stock Option Plan for Directors of Owens-Illinois, Inc. of our report dated February 2, 1996 with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1995.




                                            /s/ Ernst & Young LLP
                                            ---------------------
                                            Ernst & Young LLP



Toledo, Ohio
March 28, 1996


















                                      E-3